Consent of Independent Certified Public Accountants

   We have issued our report dated September 12, 2003 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 211 as of July 31, 2003, and for the period then ended, contained in this Post-Effective Amendment No. 10 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                   Grant Thornton LLP


Chicago, Illinois
November 21, 2003